REVENUE INTEREST PURCHASE AGREEMENT

THIS REVENUE INTEREST PURCHASE AGREEMENT (the "Agreement") is entered into effective as of the 29th day of May, 2025 (the "Effective Date") by and between CLEAN VISION CORPORATION, a Nevada corporation ("CLNV") with an address of 2006 N. Sepulveda Blvd., Suite 1051, Manhattan Beach, California, 90266, for purposes of notice hereunder; **and**, KINGDOM BUILDING, INC., a California corporation ("KBI"), with an address of 572 Hidden Ridge Ct., Encinitas, California, 92024, for purposes of notice hereunder. CLNV and KBI are sometimes referred to collectively herein as the "Parties", and each individually as a "Party".

1. RECITALS:

A. CLNV is a public company and a mandatory filer with the SEC pursuant to the Securities Exchange Act of 1934, as amended from time-to-time (the "Exchange Act").

B. CLNV derives substantially all of its revenue through the operations of a subsidiary and is proposing to increase revenues from (i) recycling services; (ii) the sale of commodities; (iii) the sale of environmental credits; and, (iv) royalties and/or the sale of equipment.

C. CLNV has agreed to sell to KBI, and KBI has agreed to acquire from CLNV, a continuing interest in the revenue generated by CLNV and each of its subsidiaries and from any and all sources (the "Total Revenue") pursuant to the terms and conditions of this Agreement (the "Revenue Interest").

D. This Agreement and the Revenue Interest represents a "security", as that term is commonly defined under the applicable rules and regulations of the Securities Act of 1933, as amended from time-to-time (the "Securities Act"), and the Parties specifically intend that neither this Agreement nor the Revenue Interest constitute a debt instrument.

E. KBI has been given the opportunity to conduct all due diligence on CLNV and the Revenue Interest to the complete satisfaction of KBI.

F. NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

2. PURCHASE OF REVENUE INTEREST:

2.1 **Purchase**. CLNV shall sell, transfer, convey, and deliver to KBI, and KBI shall purchase from CLNV, the Revenue Interest, pursuant to this Agreement.

2.2 **Purchase Price**. KBI hereby acquires the Revenue Interest for a purchase price of Two Hundred Thousand Dollars ($200,000), referred to herein as the "Purchase Price".

2.3 **Payment**. The Purchase Price shall be deemed paid in full upon CLNV's receipt of a wire transfer in immediately available funds in the amount of One Hundred Ninety Six Thousand Dollars ($196,000) from KBI, representing the Purchase Price less Four Thousand Dollars ($4,000) for the payment of professional fees incurred by KBI. The Parties agree that full and adequate consideration for the Revenue Interest will have been paid upon receipt of the wire, and that KBI is not required to pay or deliver any additional payment or consideration for the Revenue Interest.

2.4 **Revenue Interest**. Commencing on 01 July 2025 and continuing thereafter until all amounts due and payable in accordance with Section 3.1 are repaid (the "Pay-out Period"), CLNV shall pay to KBI Three Thousand Three Hundred Thirty-Four Dollars ($3,334) per calendar month from the monthly Total Revenue, with the first

payment to be paid on or before the 05 July 2025 (the "Commencement Date"), and continuing thereafter on the fifth day of each succeeding month during the Pay-out Period. However, no such payment shall be due for the month in which the last payment of the Repurchase Price is tendered hereunder.

2.5 **Deficiency in Total Revenue**. In the event of any deficiency in monthly Total Revenue to pay the then due monthly payment under Section 2.4, CLNV shall pay all such deficiencies from any and all available sources. No such deficiency shall relieve CLNV of its obligation to timely remit all payments due under Section 2.4

3. REPURCHASE OPTIONS:

3.1 **Repurchase Price**. The price to be paid for the exercise of an option under this Article III (the "Repurchase Price") shall be equal to: (i) during the period starting on the Effective Date and ending on the day immediately preceding the Commencement Date (the "Initial Period"), Two Hundred Four Thousand Eight Hundred Dollars ($204,800); and, (ii) starting on the Commencement Date and throughout the Pay-out Period, Two Hundred Twenty Thousand Dollars ($220,000), referred to herein as the "Increased Amount". Monthly payments under Section 2.4 hereunder shall not reduce or otherwise be applied toward payment of the Repurchase Price.

3.2 **Call Option**. At all times hereunder, CLNV shall have the right to repurchase the Revenue Interest, in whole or in part, upon no less than two (2) days prior written notice by making a payment toward the Repurchase Price by wire transfer of immediately available funds. The Increased Amount shall be reduced by all amounts paid, if any, during the Initial Period.

3.3 **Put Option**. KBI shall have the right to require CLNV to repurchase the Revenue Interest, in whole or in part, as follows:

(a) KBI shall have the option to require CLNV to pay to KBI the applicable Repurchase Price within five (5) business days of CLNV receiving proceeds (the "Other Proceeds") other than Total Revenue (loans, grants, stock purchases, e.g.) at least equal to the applicable Repurchase Price.

(b) All payments under this Section 3.3 shall be in the form of a wire transfer of immediately available funds.

4. CONVERSION RIGHT:

4.1 **Conversion**. At any time and from time-to-time after the Commencement Date KBI may effect a conversion (a "Conversion") of all or any part of the Repurchase Price and any other accrued and unpaid amounts hereunder into fully paid and non-assessable shares of the Company's Series D Preferred Stock ("Preferred Stock") at the Conversion Price of One Dollar ($1.00) per share. The Conversion Price shall not be adjusted for stock splits, stock dividends, recapitalizations, or similar events.

4.2 **Ownership Limitation**. Notwithstanding any other provision herein, in no event shall KBI be entitled to convert any portion of this Agreement in excess of that portion of hereunder upon conversion of which the sum of (1) the number of shares of Preferred Stock or common stock of CLNV ("Common stock") beneficially owned by KBI and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Agreement or the unexercised or unconverted portion of any other security of CLNV subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Preferred Stock issuable upon the conversion of the portion of this Agreement with respect to which the determination of this proviso is being made, would result in beneficial ownership by KBI and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended from time-to-time, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by KBI.

4.3 **Method of Conversion**.

(a) Mechanics of Conversion. Conversions may be effected by KBI by (i) submitting to CLNV a Notice of Conversion in the form attached hereto as Exhibit 4.3(a).

(b) Delivery of Preferred Stock Upon Conversion. Upon a Conversion, CLNV shall issue and deliver or cause to be issued and delivered to or upon the order of KBI certificates for the Preferred Stock issuable upon such conversion within three (3) business days after such receipt. Upon a Conversion, CLNV's obligation to issue and deliver the certificates for Preferred Stock shall be absolute and unconditional, irrespective of the absence of any action by KBI to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of CLNV to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by KBI of any obligation to CLNV, and irrespective of any other circumstance which might otherwise limit such obligation of CLNV to KBI in connection with such conversion.

(c) Adjustment Due to Merger, Consolidation, Etc. If, at any time during the Pay-out Period there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Preferred Stock of CLNV shall be changed into the same or a different number of shares of another class or classes of stock or securities of CLNV or another entity, or in case of any sale or conveyance of all or substantially all of the assets of CLNV other than in connection with a plan of complete liquidation of CLNV, then KBI shall thereafter have the right to receive upon Conversion, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Preferred Stock immediately theretofore issuable upon Conversion, such stock, securities or assets which KBI would have been entitled to receive in such transaction had all amounts due hereunder been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of KBI to the end that the provisions hereof shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.

4.4 **Status**. The Preferred Shares, when issued, will be validly issued, fully paid, nonassessable, and free from all preemptive or similar rights or liens, with KBI holding legal and lawful title to the Preferred Shares. KBI may freely assign all or any portion of the Preferred Shares in its sole and absolute discretion.

5. REPRESENTATIONS AND WARRANTIES OF CLNV:

CLNV represents and warrants to KBI that the representations and warranties contained in this Article 5 are true, correct, and complete as of the Effective Date, except as otherwise expressly provided for to the contrary herein:

5.1 **Organization**. CLNV is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. CLNV is not violation or default of any of the provisions of its Articles of Incorporation, Bylaws, or other organizational or charter documents. CLNV is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any of the Transaction Documents; or, (ii) a material adverse effect on the ability of CLNV to perform in any material respect on a timely basis its obligations under any of the Transaction Documents, and no proceeding of any kind has been instituted in any such jurisdiction revoking, limiting, or curtailing or seeking to revoke, limit, or curtail such power and authority or qualification.

5.2 **Execution and Performance of Agreement**. CLNV has the requisite right, corporate power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and (i) each of the Transaction Documents; and, (ii) each of the other instruments and agreements to be executed and delivered by CLNV in connection with this Agreement, as well as all transactions contemplated hereunder. All requisite corporate proceedings have been taken and CLNV has obtained all approvals, consents, and

authorizations necessary to authorize the execution, delivery, and performance by CLNV of this Agreement, and each of the Transaction Documents to which it is a party. This Agreement has been duly and validly executed and delivered by CLNV and constitutes the valid, binding, and enforceable obligation of CLNV, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

5.3 **Effect of Agreement**. The consummation by CLNV of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement and the Transaction Documents to which it is a party, will not:

(a) Violate any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, "Requirement of Law") applicable to or binding upon CLNV;

(b) Violate (i) the terms of the Articles of Incorporation or Bylaws of CLNV; or, (ii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon CLNV or to which CLNV is subject; or

(c) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of CLNV under any agreement, commitment, contract (written or oral) or other instrument to which CLNV is a party, or by which any of its assets are bound or affected.

5.4 **Issuance of Preferred Shares**. The issuance of Preferred Shares has been duly authorized and, upon issuance in accordance with the terms of this Agreement, the Preferred Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances with respect to the issue thereof.

5.5 **Status of KBI**. CLNV hereby confirms that, to the best of its knowledge, as of the Effective Date at no time was KBI, or any officer, director, shareholder or affiliate of KBI, ever (i) the beneficial holder of ten percent (10%) or more of the equity securities of KBI; or, (ii) an affiliate (as such term is defined under the Securities Act) of CLNV.

5.6 **Litigation**. There are no investigations, actions, suits, proceedings, administrative actions, or any similar actions threatened or pending that affects the sale of the Revenue Interest, or to the best knowledge of CLNV, any of same regarding CLNV.

5.7 **Insolvency**. CLNV is not insolvent, is not in receivership, nor is any application for receivership pending; no proceedings are pending by or against it in bankruptcy or reorganization in any state or federal court; nor has it committed any act to bankruptcy.

5.8 **Broker Fee**. There has been no act or omission by CLNV which would give rise to any valid claim against any of the Parties for a brokerage commission, finder's fee, or other in-kind payment in connection with the transactions contemplated hereunder.

5.9 **Reliance**. CLNV recognizes, understands, and agrees that KBI will be relying on the full accuracy of the above representations, warranties, covenants, and agreements in effectuating the transactions contemplated hereunder.

6. REPRESENTATIONS AND WARRANTIES OF KBI:

KBI represents and warrants to CLNV that the representations and warranties contained in this Article 6 are true, correct, and complete as of the Effective Date, except as otherwise expressly provided for to the contrary herein:

6.1 **Organization**. KBI is an S corporation, duly organized, validly existing, and in good standing under the laws of the State of California, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. KBI is not violation or default of any of the provisions of its Certificate of Formation, Operating Agreement, or other organizational or charter documents. KBI is duly qualified to conduct business and is in good standing as a foreign limited liability company or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any of the Transaction Documents; or, (ii) a material adverse effect on the ability of KBI to perform in any material respect on a timely basis its obligations under any of the Transaction Documents, and no proceeding of any kind has been instituted in any such jurisdiction revoking, limiting, or curtailing or seeking to revoke, limit, or curtail such power and authority or qualification.

6.2 **Execution and Performance of Agreement**. KBI has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and (i) each of the Transaction Documents; and, (ii) each of the other instruments and agreements to be executed and delivered by KBI in connection with this Agreement, as well as all transactions contemplated hereunder. All requisite proceedings have been taken and KBI has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by KBI of this Agreement, and each of the Transaction Documents to which it is a party. This Agreement has been duly and validly executed and delivered by KBI and constitutes the valid, binding, and enforceable obligation of KBI, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

6.3 **Effect of Agreement**. As of the Closing, the consummation by KBI of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a) Violate any Requirement of Law applicable to or binding upon KBI; or

(b) Violate (i) the terms of the Certificate of Formation or Operating Agreement of KBI; or, (ii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon KBI or to which KBI is subject.

6.4 **Investor Status**.

(a) KBI has substantial experience in evaluating and investing in securities of companies similar to CLNV and acknowledges that it can protect its own interests. KBI has such knowledge and experience in financial and business matters so he is capable of evaluating the merits and risks of acquiring the Revenue Interest.

(b) KBI is an "accredited investor" within the meaning of the Securities Act.

(c) The Revenue Interest is being acquired by KBI for its own account, for investment purposes only, and with no present intention of distributing, selling, or otherwise disposing of the Revenue Interest.

6.5 **Investigation**. KBI is purchasing the Revenue Interest based upon its own independent investigation and evaluation of CLNV. KBI is expressly not relying on any oral representations made by CLNV or CLNV with regard to the Revenue Interest or CLNV.

6.6 **Reliance**. KBI recognizes, understands, and agrees that CLNV will be relying on the full accuracy of the above representations, warranties, covenants, and agreements in effectuating the transactions contemplated hereunder.

7. **RELATED COVENANTS:**

7.1 **Expenses**. All costs and expenses incurred or arising from the execution and performance of this Agreement and the purchase and sale described in this Agreement shall be borne by the Party incurring said expense.

7.2 **Taxes**. KBI and CLNV shall bear the responsibility for their respective taxes, if any, arising out of the consummation of the transactions contemplated herein and for the filing of all necessary tax returns and reports with respect to such taxes.

7.3 **Transaction Documents**. The Parties agree to execute all additional documents reasonably required to effect the transactions envisioned hereunder (collectively, the "Transaction Documents").

7.4 **Non-Circumvention**. CLNV hereby covenants and agrees that it will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, and will at all times in good faith carry out all the provisions of this Agreement and take all action as may be required to protect the rights of KBI hereunder.

7.5 **Illegality**. Nothing in this Agreement shall be construed or shall operate, either presently or prospectively, to require CLNV to make any payment or do any act contrary to law. If it should be held that any amount payable hereunder is in excess of the maximum permitted by applicable law, the amount payable hereunder shall be reduced to the maximum amount permitted by applicable law, and any excess of the said maximum amount permitted by law shall be cancelled automatically.

7.6 **Reformation and Severability**. In the event any state, federal, or local law or regulation, now existing or enacted in the future, is interpreted by judicial decision, or a regulatory agency in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, the Parties shall amend and reform this Agreement to the minimum extent necessary to preserve the underlying economic and financial arrangements between the Parties.

7.7 **Independent Legal Counsel**. The Parties to this Agreement warrant, represent, and agree that in executing this Agreement, each has done so with full knowledge of the rights each may have with respect to the other Party, and that each has received, or has had the opportunity to receive, independent legal advice as to these rights. Each of the Parties has executed this Agreement with full knowledge of these rights, and under no fraud, duress, or undue influence.

7.8 **Receipt of Other Proceeds**. CLNV shall provide written notice to KBI on the same day of its receipt of Other Proceeds.

8. **ADDITIONAL PROVISIONS:**

8.1 **Entire Agreement**. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

8.2 **Severability**. Each provision herein is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

8.3 **Governing Law**. This Agreement shall be governed by the laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the state or federal courts in Clark County, Nevada, shall be the sole jurisdiction and venue for the bringing of such action.

8.4 **Enforcement**. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

8.5 **Waiver**. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

8.6 **Recovery of Fees by Prevailing Party**. In the event of any legal action (including arbitration) to enforce or interpret the provisions of this Agreement, the non-prevailing Party shall pay the reasonable attorneys' fees and other costs and expenses, including expert witness fees, of the prevailing Party in such amount as the court shall determine, as well as same incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

8.7 **Recitals**. The facts recited in Article 2, above, are hereby conclusively presumed to be true as between and affecting the Parties.

8.8 **Amendment**. This Agreement may be amended or modified only by a writing signed by all Parties.

8.9 **Successors and Assigns**. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

8.10 **Provision Not Construed Against Party Drafting Agreement**. This Agreement is the result of negotiations by and between the Parties; is the product of the work and efforts of all Parties; and, shall be deemed to have been drafted by all Parties. Each Party has had the opportunity to be represented by independent legal counsel of its choice. In the event of a dispute, no Party may claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

8.11 **Further Assurances**. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 8.11.

8.12 **Best Efforts**. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 8.12 shall not include any obligation to incur substantial expense or liability.

8.13 **Definitional Provisions**. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words "hereof", "herein", "hereunder", and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to "Dollars" or "$" shall be construed as being United States Dollars; (vi) the term "including" is not limiting and means "including without limitation"; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

9. EXECUTION: This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or E-Mail such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such Fax or E-Mail were an original thereof.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties, and shall be effective as of and on the Effective Date. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

CLNV:	**KBI:**
CLEAN VISION CORPORATION, a Nevada corporation	KINGDOM BUILDING, INC., a California corporation
BY: [signature]	BY: ____________________
NAME: Dan Bates	NAME: ____________________
TITLE: CEO	TITLE: ____________________
DATED: May 29, 2025	DATED: ____________________

EXHIBIT 4.3(a)
NOTICE OF CONVERSION

The undersigned hereby elects to convert amount referenced below into that number of shares of Series D Preferred Stock set forth below (the "Preferred Stock") of CLEAN VISION CORPORATION, a Nevada corporation ("CLNV"), pursuant to the terms and conditions of the Revenue Interest Purchase Agreement to which a form of this Notice of Conversion was attached as Exhibit 4.3(a). No fees will be charged to the undersigned for any conversion, except for transfer taxes, if any.

The undersigned hereby requests that CLNV issue a certificate or certificates for the number of shares of Preferred Stock issuable pursuant to this Notice of Conversion in the following name:

Date of Conversion: ______________________

Amount of Conversion: ___________________

Shares to be Issued: _______________

EXERCISED BY:

____

Address: _________________________

____

Phone: _____________________

E-Mail: _____________________

EIN/SSN: ____________________

By: _______________________

Name: _____________________

Title: ______________________

Date: ______________________

1.3/bos/gb/CLNV/KBI/$200K/RevIntPurchAgr